EXHIBIT 11

                     Linens 'n Things, Inc. and Subsidiaries
                Computation of Net Income (Loss) Per Common Share
                      (in thousands except per share data)

                                                           1997           1996         1995         1994           1993
                                                           ----           ----         ----         ----           ----
BASIC
Weighted-average number of shares outstanding.........     19,289       19,268         19,268       19,268       19,268
                                                         ========     ========      =========     ========     ========
Net income (loss) before cumulative effect
  of change in accounting principle...................   $ 25,790     $ 15,039      $     (34)    $ 17,198     $ 11,719
Cumulative effect of change in accounting
   principle..........................................       --           --              178         --           --
                                                         --------     --------      ---------     --------     --------
Net income (loss) applicable to common shares.........   $ 25,790     $ 15,039      $    (212)    $ 17,198     $ 11,719
                                                         ========     ========      =========     ========     ========
Per-share amounts
    Net income (loss) before cumulative effect
       of change in accounting principle..............   $   1.34     $   0.78      $   (0.00)    $   0.89     $   0.61
    Cumulative effect of change in accounting
       principle......................................        --           --            0.01          --           --
                                                         --------     --------      ---------     --------     --------
      Net income (loss) per share.....................   $   1.34     $   0.78      $   (0.01)    $   0.89     $   0.61
                                                         ========     ========      =========     ========     ========

DILUTED
Weighted-average number of shares outstanding
   and diluted common share equivalents...............     19,769       19,279         19,268       19,268       19,268
                                                         ========     ========      =========     ========     ========
Net income (loss) before cumulative effect
   of change in accounting principle..................   $ 25,790     $ 15,039      $     (34)    $ 17,198     $ 11,719
Cumulative effect of change in accounting
   principle..........................................       --           --              178         --           --
                                                         --------     --------      ---------     --------     --------
Net income (loss) applicable to common shares.........   $ 25,790     $ 15,039      $    (212)    $ 17,198     $ 11,719
                                                         ========     ========      =========     ========     ========
Per-share amounts
    Net income (loss) before cumulative effect
       of change in accounting principle..............   $   1.30     $   0.78      $   (0.00)    $   0.89     $   0.61
    Cumulative effect of change in accounting
       principle......................................        --           --            0.01          --           --
                                                         --------     --------      ---------     --------     --------
      Net income (loss) per share.....................   $   1.30     $   0.78      $   (0.01)    $   0.89     $   0.61
                                                         ========     ========      =========     ========     ========